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                                                                    EXHIBIT 99.2

                         OPENSITE TECHNOLOGIES, INC.
                      Incentive Stock Option Agreement


          An Incentive Stock Option ("Option") is hereby granted by OpenSite Technologies, Inc., a Delaware Corporation ("Company"), to the employee named below ("Employee"), for and with respect to common stock of the Company, $.01 par value per share ("Common Stock"), subject to the following terms and conditions:

          1.  Option.  Subject to the provisions set forth herein and terms and
              ------
conditions of OpenSite Technologies, Inc. Stock Option Plan ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Employee herein provided, the Company hereby grants the Employee an option intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code as amended (the "Code") and regulations issued thereunder to purchase from the Company the number of shares of Common Stock, at the exercise price per share and on the schedule, all as set forth below:

          2.  Exercise Schedule.  The Option shall be exercisable according to
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the following schedule:

        Period of Employment                            Portion of Total Option
        Following Date of                               Which is
        Employment                                      Exercisable
        ----------                                      -----------
        Less than twelve months                         0%

        After twelve months                             25%

        After each of the thirteenth
        Through the forty-eighth                        An additional
        month following the date                        2.083% per month
        of hire

        After forty-eight months                        100%


No fractional shares of Common Stock shall be issued upon the exercise of an option.

          In addition, the Option shall become immediately exercisable in the event a "change in control transaction" is consumated and each of the following conditions occur: (i) the Employee does not hold a manager or more senior position with the Company, and (ii) the option is not assumed by the successor in the change in control transaction and (iii) the change in control transaction is not treated, for accounting purposes, as a pooling of interests. In the event a change in control transaction is consumated and the Employee holds a manager or more senior position with the Company, then the Option shall become fully or partially immediately exercisable as determined by the Committee, in its sole discretion.

          A "change in control transaction" shall mean a transaction described in Section 12(b)(i) or (ii) of the Plan.
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          Notwithstanding the foregoing; an initial Public Offering as defined in Paragraph 8 below shall not constitute a "change in control transaction."

          3.  Exercise.  Written notice of an election to exercise any portion
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of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by the Employee, or his personal representative in the event of his death, by delivery or by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

          At the time of exercise of the Option, payment of the purchase price must be made in cash, or if the Committee charged with the administration of the Plan ("Committee") in its discretion agrees to so accept, then by the delivery to the Company of other Common Stock owned by the Employee, valued at its fair market value on the date of exercise, or in some combination of cash and such Common Stock so valued, or in such other manner of payment as determined by the Committee.

          4  Term.  The term of the Option will expire on June 2, 2009 unless
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sooner terminated.

          5.  Transfer of Option.  The Option may be exercised only by the
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Employee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option other than in accordance with the terms set forth herein, shall be void and of no effect.

          6.  Termination of Employment.
              -------------------------

          a. If the Employee's employment with the Company is terminated for any reason, other than death or disability, the Option shall expire on the date of termination of employment; provided that the Board in its sole discretion by written notice may permit the Employee to exercise the Option during a period ending on the earlier of 90 days after such termination of employment and the date the Option expires in accordance with its terms.

          b. If employment of the Employee with the Company is terminated due to his disability or death, the Option shall expire on the earlier of the first anniversary of such termination of employment or the date the Option expires in accordance with its terms. During such period, the Option may be exercised with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if the Employee had continued in employment during such period and the Option shall be cancelled with respect to all remaining shares of Common Stock; provided that in the event the Employee shall die at a time when the Option or a portion thereof, is exercisable by him, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Option under the Employee's will, or by his executors, personal representatives or distributees with respect to the number of shares of Common Stock which he could have purchased hereunder on the date of his death and the Option shall be cancelled with respect to all remaining shares of Common Stock.

          7.  No Shareholder Rights.  Neither the Employee nor any other person
              ---------------------
entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of a
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                                      -3-

shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full.

          8.  Restriction on Transfer of Shares.
              ---------------------------------

          a. Prior to an Initial Public Offering (as defined below), Employee may not sell, assign, transfer, pledge, create a security interest in, grant a lien, encumber, give or otherwise dispose of any of the shares of Common Stock in the Company acquired pursuant to this Option including any additional shares acquired as a result of a recapitalization, stock split, stock dividend, merger or other similar event (collectively the "Restricted Shares"), except as permitted below. "Initial Public Offering" shall mean the effectiveness of the filing of the first registration statement under the Securities Act that covers the offer and sale by the Company to the public of Common Stock.

          b. The Employee is permitted to transfer any or all of his Restricted Shares only upon compliance with the following terms and conditions:

          (i) The Employee may transfer any Restricted Shares to a family member, a trust established solely for his benefit and/or the benefit of a family member or an entity solely owned by him and/or a family member; provided, however, the Restricted Shares must be transferred subject to the provisions of this Agreement and prior to the transfer of any Restricted Shares the transferee shall execute an agreement containing substantially similar terms to those provided in Paragraphs 8 through 12 of this Agreement. For purposes of this Agreement, "family member" shall mean a spouse, lineal descendant or adopted child of such Employee;

          (ii) The Employee may transfer any or all of his Restricted Shares, provided that all such shares are first offered for sale as provided in Paragraph 8(c) of this Agreement and further provided that the Transferee (as defined below) executes an agreement containing substantially similar terms to those provided in Paragraphs 8 through 12 of this Agreement prior to the transfer of such shares to the Transferee.

          c. (i) In the event that the Employee has received an offer to purchase any Restricted Shares which he desires to accept, he shall first offer in writing to sell such shares to the Company (the "Offer"). Such Offer shall state the name and address of the intended transferee (the "Transferee"), the number of shares proposed to be transferred, the purchase price, the terms of payment and the other terms and conditions of the proposed transfer. The Offer shall be delivered to the Company in the manner described in this Option.

          (ii) The Company shall have the right to purchase all, but not less than all, of the shares so offered by written notice to the Employee within thirty days of the mailing or delivery of the Offer (the "Purchase Right") and thereafter, if the Company exercises the Purchase Right, the sole right of the Employee shall be to receive the Purchase Price (as defined below) of the shares pursuant to this Paragraph.

          (iii) The purchase price (the "Purchase Price") of each of the Restricted Shares subject to the Offer shall be the lesser of the (A) price per share offered by the Transferee or (B) the Value Per Share as determined below. The Purchase Price shall be paid upon substantially similar terms and conditions as set forth in the offer. The closing shall be the later of (1) the 90th day following written notice of the Company's exercise of the Purchase Right or (2) the
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                                      -4-

10th day following the final determination of the Value Per Share as provided below, if such a determination is necessary.

          (iv) The Value Per Share shall be the fair market value of such shares subject to the Offer. If the Company believes that the Value Per Share is less than the offered price, it shall notify the Employee in writing of the Value Per Share as determined by the Company with the notice of the exercise of the Purchase Right. Such determination by the Company shall be binding unless the Employee gives the Company written notice within 10 days of the Company's notice of the exercise of the Purchase Right that he disagrees with the Value Per Share as determined by the Company. In such event, the Employee and the Company shall attempt to agree upon the Value Per Share. If the Employee and the Company are unable to agree upon the Value Per Share during the 20-day period immediately following the Employee's written notice of disagreement, then the Employee and the Company shall each, within ten (10) days after the expiration of such 20-day period, select an appraiser experienced in the business of evaluating or appraising the market value of stock and give notice to the other of the appraiser each has selected. The appraisers so selected
(the "Initial Appraisers") shall within 60 days following the notice of disagreement, appraise the fair market value of such shares. If the difference between the resulting appraisals is not greater than ten percent (10%), then the average of the appraisals shall be deemed the Value Per Share for purposes of determining the Purchase Price above and no further appraisal of the shares shall be required. Otherwise, the Initial Appraisers shall select an additional appraiser (the "Additional Appraiser") who shall be experienced in a manner similar to the Initial Appraisers. If they fail to select such Additional Appraisers within 10 days, as provided above, then either the Employee or the Company may apply, after written notice to the other, to any judge of any designated court of general jurisdiction for the appointment of such Additional Appraiser. The Additional Appraiser shall then, within 30 days of appointment, choose from the values determined by the Initial Appraisers the value that the Additional Appraiser considers closest to the fair market value of the shares and such value shall be the Value Per Share for purposes of determining the Purchase Price. The Additional Appraiser shall forthwith give written notice of his determination to the Company and the Employee.

          (v) Each party shall pay the expenses and fees of the Initial Appraiser selected by him or it, and, if an Additional Appraiser is employed, the party who selected the Initial Appraiser whose value determination was rejected by the Additional Appraiser shall pay the expenses and fees of the Additional Appraiser.

          (vi) If either the Company or the Employee shall fail to appoint an Initial Appraiser within the time period provided in this Agreement and such failure shall continue for 10 days after written notice, then the Initial Appraiser appointed by the party which does appoint an Initial Appraiser shall alone determine the Value Per Share of the shares offered and such appraisal shall be binding upon the parties.

          (vii) If the Company does not exercise its right to purchase all of the shares so offered, the Employee shall have the right to sell or transfer the shares offered within 120 days from the date of the Offer, only to the Transferee described in the Offer and only under the terms and conditions specified therein and further provided that the Transferee of the shares executes an agreement containing substantially similar terms as those provided in Paragraphs 8 through 12 of this Agreement. Thereafter, the shares sold shall continue to be subject to this Agreement.
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                                      -5-

          9.  Agreement to Sell.  Prior to an Initial Public Offering as
              -----------------
defined in Paragraph 8 above, if the Company receives written notice that a majority of the holders of the Common Stock of the Company, a majority of the holders of the A Preferred Stock of the Company, a majority of the holders of the B Preferred Stock of the Company and a majority of the holders of the C Preferred Stock of the Company have agreed to sell all their shares pursuant to an offer, the Company may send written notice of such offer to the Employee or Transferee and the Employee and any Transferee agree to sell all their Restricted Shares of the Company at the same price per share as provided in the offer. The offer may provide for payment in any combination of cash or securities in any other entity whether publicly traded or otherwise and may have provision for installment payments.

          The Employee and Transferee hereby irrevocably constitute and appoint the Chief Executive Officer of the Company, Kip Frey, or his successor with the power to appoint his substitute, as his true and lawful attorney in fact with the full power and authority to act in his name, place and stead, to make, execute and acknowledge, swear to, file, record, deliver and publish any documents necessary or convenient to effectuate the sale, transfer or assignment of shares of the Company in accordance with this Paragraph 9.

          10.  Terms of Closing.
               ----------------

               a. At the time of the closing of any sale of shares of Common Stock pursuant to this Agreement, the Employee or Transferee or his personal representative shall deliver the stock certificate for the shares of Common Stock to be sold, duly endorsed for transfer, with appropriate stock transfer stamps affixed thereto.

               b. Any sale of shares of Common Stock pursuant to this agreement shall be free and clear of any and all liens, encumbrances, security interest or interest of any other person.

          11.  "Market Stand-Off" Agreement.   If requested by the Company
               ----------------------------
upon the recommendation of the Board of Directors of the Company and an underwriter of Common Stock (or other securities) of the Company, the Employee shall not sell or otherwise transfer or dispose of any Restricted Shares of the Company held by him during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               a. Such agreement shall apply only with respect to an underwritten Initial Public Offering; and

               b. Other Employees selling Common Stock pursuant to such registration statement and all officers and directors of the Company enter into similar agreements.

          Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

          12.  Endorsement of Stock Certificates.   The following endorsement
               ---------------------------------
shall be printed on each share of Common Stock subject to this Agreement:

                    Any sale, assignment, transfer, pledge or other disposition of this certificate,
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                                      -6-

                    and all rights represented herein is restricted by, and subject to, an Incentive Stock Option Agreement, as amended, and in effect as of the date of this grant, a copy of which is on file with the Secretary of the Corporation.

          13.  Binding Effect.  This Agreement shall be binding upon the
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Employee and his heirs, distributees, legal representatives, successors, transferees and permitted assigns.

Any person taking the shares by operation of law or as permitted under this Agreement shall acquire the shares subject to the terms and provisions of this Agreement. The parties shall make, execute and deliver any documents necessary to carry out the terms or provisions of this Agreement.

          14.  Surrender.  In the event the Option shall be exercised in whole,
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this Agreement shall be surrendered to the Company for cancellation.  In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by the Employee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

          15.  Administration.  The Option shall be exercised in accordance with
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such administrative regulations as the Committee shall from time to time adopt to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

          16.  Miscellaneous Provisions.   All notices, including offers and
               ------------------------
acceptances, shall deemed to have been given if personally delivered or mailed, by certified or registered mail, to the parties entitled thereto at their addresses as contained in the records of the Company. This Agreement shall be governed by the laws of the State of Delaware. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. No modification, termination or waiver shall be valid unless in writing and signed by the party sought to be charged thereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument. Facsimile copies of this Agreement and the signatures of the parties shall constitute original signatures and be binding. Whenever from the context, it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine or feminine or in the neuter gender shall include the masculine, feminine and neuter genders.

          17.  Acceptance.  This Option is conditioned upon the Employee's
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acceptance of the terms hereof as evidenced by the execution of this Agreement and the return of an executed copy to the Secretary of the Company.

          The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.